POWER OF ATTORNEY FOR SEC FILINGS ON FORMS ID, 3, 4, AND 5 The undersigned hereby constitutes and appoints Jeffrey Schwaneke, Timothy Gertsch, Charles Phillips, Mimi Yang and Denise Zamore, each of agilon health, inc., a Delaware corporation (the “Company”), so long as each is employed at the Company, as the undersigned’s true and lawful attorney-in-fact and agent (each, an “Attorney-In-Fact”), with full power of substitution and resubstitution for them and in their name and stead in any and all capacities, to : (i) prepare and execute any Form ID to be filed with the Securities and Exchange Commission (the “SEC”) obtain credentials (including codes or passwords) enabling the undersigned to make filings with the United States Securities and Exchange Commission (the “SEC”), including (A) preparing, executing in the undersigned’s name and on the undersigned’s behalf, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally binding the undersigned for purpose of the Form ID or such other documents; and (B) enrolling the undersigned in EDGAR Next or any successor filing system; (ii) act as an account administrator for the undersigned’s Electronic Data Gathering and Retrieval (“EDGAR”) account, including: (A) appointing, removing and replacing account administrators, technical administrators, account users and delegated entities; (B) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (C) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; and (D) taking any other actions contemplated by Rule 10 of Regulation S-T; (iii) execute for and on behalf of the undersigned, in the undersigned’s capacity as a director and/or officer of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder; (iv) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any such amendment or amendments thereto and file such form with the U.S. Securities and Exchange Commission and any securities exchange or similar authority; and (v) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s sole discretion. The undersigned hereby gives full power and authority to each Attorney-In-Fact to seek and obtain as their representative and on their behalf, information on transactions in the securities of the undersigned from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release such information to each Attorney-In-Fact and approves and ratifies any such release of information.

The undersigned hereby grants unto each Attorney-In-Fact full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such Attorney-In-Fact or substitute may do or cause to be done by virtue hereof. The undersigned acknowledges that: (i) neither the Company nor any Attorney-In-Fact assumes (A) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (B) any liability of the undersigned for any failure to comply with such requirements or (C) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (ii) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect with respect to the undersigned until revoked by the undersigned in a signed writing delivered to each Attorney-In-Fact. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of May 7, 2026. /s/ TIMOTHY PATRICK O’ROURKE_______ TIMOTHY PATRICK O’ROURKE